UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-368-2	94-0890210

(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 28, 2006, the Board of Directors (the “Board”) of Chevron Corporation (“Chevron”), on recommendation of the Management Compensation Committee of the Board, approved, among other things, the merger as of July 1, 2006 of the Chevron Supplemental Retirement Plan and the Unocal Corporation Nonqualified Retirement Plans A1, B1 and C1 with and into the Chevron Retirement Restoration Plan. The Board also approved, effective as of January 1, 2006, the participation of legacy Unocal Corporation (“Unocal”) employees, in addition to Chevron employees, in the Chevron ESIP Restoration Plan.
     The merged Chevron Retirement Restoration Plan provides Chevron and legacy Unocal employees with nonqualified defined benefit retirement benefits in excess of those provided through the qualified Chevron and Unocal Retirement Plans, due to limitations imposed by the Internal Revenue Code of 1986, as amended, on compensation and benefits and to the exclusion of certain management bonuses and deferred compensation under the qualified retirement plans.
     The merged Chevron Retirement Restoration Plan provides a benefit calculated generally using the average of the plan participant’s nonconsecutive high 36 months’ salary (including deferred salary) and nonconsecutive high three management bonuses in the last 10 years of employment (including deferred bonuses), reduced by the benefits provided under the qualified Chevron Retirement Plan (which, as of July 1, 2006, will also include the benefits under the Unocal Retirement Plan). For legacy Unocal employees, the benefit payable under the merged Chevron Retirement Restoration Plan will not be less than the benefit that would have been provided if the merged Unocal plans had continued in effect after June 30, 2006.
     The Chevron ESIP Restoration Plan’s benefit formula provides for a contribution equal to 8 percent of the plan participant’s eligible pay over the limitations imposed by the applicable provisions of the Internal Revenue Code with respect to the Chevron Employee Savings Investment Plan, provided the plan participant has elected to defer a minimum amount of 2 percent of his or her eligible compensation above the Internal Revenue Code limitations into the Chevron Corporation Deferred Compensation Plan for Management Employees.
     Additionally, the Board determined that each of the plans should provide transition timing and form rules for distributions that comply with the requirements of Section 409A of the Internal Revenue Code of 1986.
     Chevron intends to file the Chevron Retirement Restoration Plan and the Chevron ESIP Restoration Plan as exhibits to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 3, 2006

CHEVRON CORPORATION
By /s/ CHRISTOPHER A. BUTNER
Christopher A. Butner
Assistant Secretary